Exhibit 31

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of Pawfect Foods, Inc. (the "Company") for the quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles Monahan, as Chief Executive Officer and as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2007

By Charles Monahan

/s/ Charles Monahan

President, CEO, CFO

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pawfect Foods, Inc. and will be retained by Pawfect Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.